Exhibit 99.2

Prairie Operating Co., LLC

Financial Statements

as of and for the three months ended March 31, 2023

F-1

Prairie Operating Co., LLC

Balance Sheet

March 31, 2023

(unaudited)

ASSETS
Current Assets
Cash	$79,762
Total Current Assets	79,762
Other Assets
Deferred transaction costs	1,973,058
Total Assets	$2,052,820

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,496,648
Accrued expenses – related party	2,084
Total Current Liabilities	2,498,732
Total Long-Term Liabilities	—
Total Liabilities	2,498,732
Commitments and contingencies (Note 3)

Members’ Deficit	(445,912)
Total Members’ Deficit	(445,912)
Total Liabilities and Members’ Deficit	$2,052,820

The accompanying notes are an integral part of these financial statements.

F-2

Prairie Operating Co., LLC

Statement of Operations

for the three months ended March 31, 2023

(unaudited)

Revenues	$—
Expenses
Operating expenses	—
General and administrative expenses	64,392
Total Expenses	64,392
Net Loss	$(64,392)

The accompanying notes are an integral part of these financial statements.

F-3

Prairie Operating Co., LLC

Statement of Members’ Deficit
for the three months ended March 31, 2023

(unaudited)

Members’ Deficit
Balance - December 31, 2022	$(381,520)
Capital contributions	—
Net loss	(64,392)
Balance - March 31, 2023	$(445,912)

The accompanying notes are an integral part of these financial statements.

F-4

Prairie Operating Co., LLC

Statement of Cash Flows

for the three months ended March 31, 2023

(unaudited)

Cash Flows from Operating Activities
Net loss	$(64,392)
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	64,309
Cash used in operating activities	(83)

Net decrease in cash	$(83)
Cash - beginning of period	79,845
Cash - end of period	$79,762
Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	$—

Supplemental disclosure of non-cash activity:
Accrued deferred transaction costs associated with the Merger and Exok Transaction	178,893
Accrued deferred transaction costs associated with the PIPE Transaction	33,501

The accompanying notes are an integral part of these financial statements.

F-5

Prairie Operating Co., LLC

Notes to Financial Statements

Note 1 – Organization and Nature of Business

Organization and General

Prairie Operating Co., LLC (the “Company”) is a limited liability company formed under the laws of the State of Delaware on June 7, 2022. The Company was formed for the purpose of acquiring and operating oil and gas properties in the United States.

As of March 31, 2023, the Company had not commenced any operations. All activity for the period from June 7, 2022 (inception) to March 31, 2023, relates to the Company’s formation, the Merger (as defined below) and the Exok Acquisition (see Notes 1 and 5). As of March 31, 2023, the Company did not generate any operating revenues.

Merger Agreement

On October 24, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Prairie Operating Co., a Delaware corporation (“PrairieCo”), and Creek Road Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of PrairieCo. The Merger closed on May 3, 2023 (the “Closing Date”). See Note 5 for further discussion.

Acquisition of Oil and Gas Properties

Concurrently with entering into the Merger Agreement, the Company entered into a purchase and sale agreement (the “PSA”) with Exok, Inc. (“Exok”) to acquire certain oil and gas leasehold interests (the “Exok Assets”) covering 23,485 net acres and 37,030 gross acres in Weld County, Colorado in exchange for $28,182,000 payable as (i) $24,000,000 in cash and (ii) $4,182,000 in shares of common stock of PrairieCo (“Common Stock”) and warrants to purchase shares of Common Stock (the “Exok Acquisition”). The Exok Acquisition closed on May 3, 2023. See Note 5 for further discussion.

Note 2 – Going Concern

Since its inception, the Company has incurred significant losses. The Company had a net loss of $64,392 for the three months ended March 31, 2023. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on an ongoing basis. On March 31, 2023, we had cash of $79,762, a working capital deficit of $2,418,970, and a members’ deficit of $445,912. Upon closing of the Merger and related transactions on May 3, 2023, PrairieCo received proceeds from the issuance of preferred stock of $17.3 million. A majority of these proceeds remain within PrairieCo after the Merger and related transactions for use in its business.

The assessment of the liquidity and going concern requires the Company to make estimates of future activity and judgments about whether the Company can meet its obligations and has adequate liquidity to operate. Significant assumptions used in Company’s forecasted model of liquidity in the next 12 months include PrairieCo’s current cash position, inclusive of the impacts from the Merger and related transactions discussed above, its ability to obtain funding from PrairieCo, and its ability to manage spending. Based on an assessment of these factors, management believes that the Company will have adequate liquidity for its operations for at least the next 12 months.

The financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

F-6

Note 3 – Commitments and Contingencies

The Company reimbursed members and others for reasonable, documented and customary out-of-pocket expenses incurred in connection with services provided related to the Company’s formation, the Merger and the Exok Acquisition (see Notes 1 and 5) upon closing. As of March 31, 2023, such expenses were approximately $10,000 and were not included in the financial statements.

Note 4 – Sale of Options

On August 31, 2022, the Company entered into agreements with its members whereby each member was provided non-compensatory options to purchase a 40% membership interest in the Company for $1,000,000. The non-compensatory options were sold for $80,000 in total and expire on August 31, 2027. The restricted options only become exercisable in 25% increments upon the achievement of the following production milestones in barrels of oil equivalent per day (“BOE/D”): 2,500 BOE/D, 5,000 BOE/D, 7,500 BOE/D, and 10,000 BOE/D.

Note 5 – Subsequent Events

Non-Compensatory Options

On May 3, 2023, prior to the closing of the Merger, the Company entered into a non-compensatory option purchase agreement with its members, Bristol Capital LLC (“Bristol”) and a third party investor pursuant to which Bristol and such third party investor purchased non-compensatory options for $24,000 and $8,000, respectively, from the Company’s members. Following such purchase, each member of Prairie owns non-compensatory options to purchase a 30% membership interest in the Company, Bristol owns non-compensatory options to purchase a 30% membership interest in the Company and a third party investors owns non-compensatory options to purchase a 10% membership interest in the Company.

Amended and Restated Merger Agreement

On May 3, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “AR Merger Agreement”) with PrairieCo and Merger Sub to, among other things:

(i) remove the reverse stock split of the shares of Common Stock, at a ratio between 1-23 and 1-30 that was contemplated to occur as part of a series of restructuring transactions prior to the consummation of a contemplated sale of PrairieCo’s securities to certain investors in a private placement (the “PIPE Transaction”);

(ii) amend the date by which the AR Merger Agreement may be terminated by either PrairieCo or the Company if the Merger has not been consummated to on or before September 30, 2023;

(iii) reflect the terms of the AR PSA (as defined below) and the PIPE Transaction; and

(iv) provide for the assumption of the Company’s long-term incentive plan by PrairieCo prior to the effective time of the Merger.

Amended Purchase and Sale Agreement

On May 3, 2023, the Company entered into an Amended and Restated Purchase and Sale Agreement (the “AR PSA”) with PrairieCo and Exok to, among other things:

(i) reflect that the Exok Assets to be purchased by the Company for a total amount of $3,000,000 will consist of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres;

(ii) amend the effective date of the conveyance of the Exok Assets to be the Closing Date;

(iii) remove the issuance of $4,182,000 in total equity consideration to Exok, which consisted of (a) 836,4000 shares of Common Stock and (b) 836,400 warrants to purchase 836,400 shares of Common Stock at an exercise price of $6.00 per share; and

(iv) include an option of PrairieCo to purchase, from the Closing Date until the later of (x) the date that is ninety (90) days following the Closing Date and (y) August 15, 2023, approximately 20,327 net mineral acres in, on and under approximately 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration, consisting of (1) a number of shares of Common Stock equal to the quotient of $4,182,000 divided by the volume weighted average price for shares of Common Stock for twenty (20) consecutive trading days ending on the date such option is exercised by the Company and (2) an equal number of warrants to purchase shares of Common Stock.

The Merger and Exok Acquisition both closed on May 3, 2023. At the effective time of the Merger, membership interests in the Company were converted into the right to receive each member’s pro rate share of 65,647,676 shares of Common Stock and PrairieCo assumed and converted non-compensatory options to purchase membership interests of the Company into non-compensatory options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved.

F-7